PMR and Associates

          162 S. Rancho Santa Fe Road; Suite F-50, Encinitas, CA 92024
                      760-942-0015 Phone, 760-942-1581 Fax
                email: PMRandCO@aol.com website WWW.PMRandCo.com

Scott Venters                                                   December 9, 1999
MagicInc.com

Thank you for your interest in PMR and Associates services in the investor relations field. Below please find the details of the proposal. Should you or your legal counsel have any questions please feel free to contact me.

                                PROPOSAL OUTLINE

PMR  and  Associates   will  provide  full  investor   relations   services  for
MagicInc.Com. (OTC-BB"MAGC") (herein referred to as "PUBLIC COMPANY") Pursuant to the terms and conditions below.

                                  COMPENSATIONS

A. RETAINER: 500,000 free trading shares of stock in "MAGC" for six months of consulting services.
B. OPTIONS: "Public Company" agrees to grant Patrick M. Rost an option to purchase 500,000 (Five Hundred Thousand) free trading shares of common stock for a purchase price of $.40 (Forty Cents). "Public Company" agrees to grant Patrick M. Rost an option to purchase 500,000 (Five Hundred Thousand) free trading shares of common stock for a purchase price of $.75 (Seventy Five Cents). These options are to expire two years from the signing date December 1, 1999 of this agreement on December 1, 2001. Issuance of free trading shares underlining the above options is subject to availability under SEC Rule 504 D or subject to filing a registration statement.
C. FINDERS FEE AGREEMENT: 10% of all money raised for the company originated by PMR and Associates (30% Premium if compensation is to be paid in stock).

                                SERVICES PROVIDED

A.   Assist in the creation of an investor package.
B. Broker/Dealer Relations: disseminate IR packages and corporate profiles to pre-qualified brokers.
C. Introduction to market makers interest in making a market in the "Public Company" stock
D.   Increased awareness amongst institutional and individual investors.
E.   Introduce industry analysts to the company.
F.   Assist in the development of an investor relations website.
G. Assist in the drafting and dissemination of press releases through appropriate wire services.
H. Maintain broadcast fax list and mailing list for new press releases through appropriate wire services.
I.   Answer all shareholders inquires.
J. Organize and attend any conferences or industry forums on behalf of the "Public Company."
K. "Public Company" agrees to indemnify and hold harmless Patrick M. Rost and PRM and Associates for any acts conducted by "Public Company" relating to this agreement.
L. PMR and Associates agrees to abide by all federal and state laws and regulations concerning investor relations, stock promotions and public disclosure requirements.
M. PMR and Associates agrees to keep all information confidential derived from this agreement until otherwise agreed upon by the parties.


Thank you for your time and I look forward to a successful future between our companies.

AGREED upon By:   /s/                    Patrick M. Rost, PMR and Associates
                 -------------------------
 12/9/99  Date

AGREED upon By:  /s/                     Scott Venters, President, MagicInc.Com.
                ------------------------
 12/15/99 Date


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